Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

India Globalization Capital, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of India Globalization Capital. Inc. on Form S-8 of our report dated July 13, 2017 on the financial statements of India Globalization Capital. Inc. for the fiscal years ended March 31, 2017.

/s/ AJSH & Co LLP

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AJSH & Co LLP Delhi, India August 18, 2018